UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Saint James Place,	Houston,	Texas	77056
(Address of principal executive offices)			(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
As previously disclosed, on September 3, 2026, the shareholders of Weatherford International plc (“Weatherford” or the “Company”) voted to approve changing the Company’s legal domicile from Ireland to Delaware (the “Redomestication”) through a scheme of arrangement under Irish law (the “Scheme of Arrangement”), whereby the Company’s ordinary shares would be cancelled and such shareholders would become shareholders of Weatherford International Corp, a Delaware corporation (“Weatherford-US”), subject to the sanction of the High Court of Ireland and other customary closing conditions.
On October 27, 2026, the Company issued a press release announcing that the High Court of Ireland approved the Scheme of Arrangement and the Company plans to effectuate the Redomestication on November 13, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01.
In connection with the completion of the Redomestication, the Company initiated certain related restructuring activities at a subsidiary level. These activities are being evaluated for their accounting and tax implications, but we expect to recognize deferred tax assets which will result in a positive non-cash change to the Income Tax Provision reflected on the Company’s financial statements for the fourth quarter of 2026 currently estimated between $250 million and $300 million.
Forward-Looking Statements
This report, as well as other statements we make, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about Weatherford’s beliefs, plans, estimates, or expectations, are forward-looking statements. Forward-looking statements often use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “plan,” “potential,” “should,” “target,” “will,” and other words of similar meaning. Such forward-looking statements include, but are not limited to, statements regarding the Redomestication, the related restructuring activities and the expected timing and financial implications. These statements are based on current beliefs, plans, estimates, and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them.
The factors that could cause actual results to differ materially from current expectations include, but are not limited to, our ability to satisfy the conditions to the Redomestication within the expected timeframe or at all; our ability to realize the expected benefits from the Redomestication; the occurrence of difficulties in connection with the Redomestication, including any costs related thereto; the risk that the Redomestication disrupts current plans and operations; any changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the Redomestication; and the future financial performance of Weatherford following the Redomestication.
The foregoing factors are in addition to those other risks, uncertainties, and factors included in the “Risk Factors” section and elsewhere in Weatherford’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other documents filed with the SEC. There may be other risks and uncertainties that we are not currently aware of or are unable to predict and which may also affect Weatherford’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and Weatherford undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	News Release dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: October 27, 2026	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer